UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 11, 2009 (December 9, 2009)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 9, 2009, Investment Technology Group, Inc. (“ITG”) committed to a restructuring plan focused primarily on U.S. operations to position the company for long-term profitable growth. ITG expects to incur charges of approximately $24 to $27 million on a pre-tax basis in the fourth quarter of 2009. Included in these charges are (i) approximately $19 to $21 million related to employee severance arrangements, (ii) approximately $1 million related to the consolidation of leased facilities and (iii) approximately $4 to $5 million related to write-offs of capitalized software and certain intangible assets primarily due to changes in product priorities.  Future cash expenditures for these charges are anticipated to range from $20.5 to $22.5 million. Significant actions relating to this restructuring are anticipated to be substantially completed by the end of the first quarter of 2010.  ITG expects these activities to result in annualized pre-tax cost savings of approximately $25 to $28 million starting in 2010.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release issued by Investment Technology Group, Inc. on December 10, 2009.

ITG Forward Looking Statements

In addition to historical information, this 8-K may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout ITG’s 2008 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally.  Our ability to achieve cost savings from this restructuring plan is also subject to certain risks and uncertainties that could cause such statements to differ materially from actual future results.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: December 11, 2009	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Investment Technology Group, Inc. on December 10, 2009.